SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 21, 1999
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                          COVINGHAM CAPITAL CORPORATION
             -----------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                                     Utah
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          (State or other jurisdiction of Incorporation or organization


       33-3378-D                                        87-0430826
 ------------------------                 --------------------------------
 (Commission File Number)                (I.R.S. Employer Identification No.)


174 E. Dorchester Drive, Salt Lake City, Utah                          84103
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(Address of principal executive offices)                              (Zip Code)

                                 (801) 521-0880
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              (Registrant's telephone number, including area code)


           881 Dover Drive, Suite 34, Newport Beach, California 92663
           ----------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 1. Change in Control of Registrant.

     On September 21, 1999, in consideration for legal and consulting services valued at $10,000.00 provided by Gregory J. Chachas in the reinstatement of the Company, the Company issued 10,000,000 restricted shares of its common stock, $0.001 par value per share to Gregory J. Chachas, Additionally, in consideration for the capital contribution of $10,000.00 in cash and expenses paid on behalf of the Company by Gregory J. Chachas, the Company issued an additional 10,000,000 restricted shares of its common stock to Gregory J. Chachas.


     As a result of the purchase and issuance of said shares to Mr. Chachas, Mr. Chachas was the beneficial owner of 20,000,000 shares of the Company's common stock, as of September 21, 1999, which represented 55.28% of the issued and outstanding shares of the Company.

     Further, on June 13, 2000, in consideration for the capital contribution of $5,000.00 in cash by Gregory J. Chachas, the Company issued 500,000 restricted shares of its common stock, $0.001 par value to Gregory J. Chachas. As a result of the purchase and issuance of said shares to Mr. Chachas, as of the date of this report, Mr. Chachas is the beneficial owner of 20,500,000 shares of the Company's common stock, which represents 55.74% of the issued and outstanding shares of the Company.

     Mr. Chachas is presently the sole officer and director of the Company.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                                             Covingham Capital Corp.
                                             (Registrant)


Dated: October 16, 2000                      /S/ Gregory J. Chachas
                                             --------------------------------
                                             By:  Gregory J. Chachas
                                             Its: President and Secretary

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